Exhibit 107

Calculation of Filing Fee Tables

424(b)(7)

(Form Type)

Alaska Air Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities*

Fees to Be Paid	Other	Warrants	457(r)	427,080	(1)	(1)	(1)	(1)	—	—	—	—
	Equity	Common Stock	457(r)	427,080 (2)	(3)	(3)	(3)	$0 (3)	—	—	—	—

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock	415(a)(6)	427,080	—	—	—	—	S-3ASR (3)	333- 249054 (3)	September 25, 2020 (3)	$2,870.68 (3)

	Total Offering Amounts							(3)

	Total Fees Previously Paid							$2,870.68 (3)

	Total Fee Offsets							—

	Net Fee Due							$0 (3)

(1)

The shares of common stock being registered are purchasable by the selling securityholder upon exercise of the Treasury Loan Program Warrant (as defined below) (expiring September 28, 2025) being registered. Pursuant to Rule 457(g), no additional fee is payable for the Treasury Loan Program Warrant.

(2)

In addition to the number of shares of common stock stated in the table above, there is registered, pursuant to Rule 416, such number of additional shares of common stock, of a currently undeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends and certain other anti-dilution provisions set forth in the Treasury Loan Program Warrant.

(3)

Alaska Air Group, Inc. previously registered the resale of a warrant to purchase up to 427,080 shares of common stock (the “Treasury Loan Program Warrant”) and 427,080 shares of common stock issuable upon exercise of such Treasury Loan Program Warrant, offered by means of a 424(b)(7) prospectus supplement, dated June 31, 2021 (the “Prior Treasury Loan Program Prospectus Supplement”), pursuant to a Registration Statement on Form S-3 (File No. 333-249054), filed with the Securities and Exchange Commission on September 25, 2020. In connection with the filing of the Prior Treasury Loan Program Prospectus Supplement, Alaska Air Group, Inc. made a contemporaneous fee payment in the amount of $2,870.68. As of the date of this registration statement, none of the Treasury Loan Program Warrant or 427,080 shares of common stock registered for resale under the Prior Treasury Loan Program Prospectus Supplement have been sold. Pursuant to Rule 415(a)(6) under the Securities Act, the aggregate registration fee of $2,870.68 that has already been paid and remains unused with respect to such warrants and shares of common stock that were previously registered pursuant to the Prior Treasury Loan Program Prospectus Supplement and were not sold thereunder may be applied to the filing fees payable pursuant to this prospectus supplement.